As filed with the Securities and Exchange Commission on January 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vista Energy, S.A.B. de C.V.

(Exact Name of Registrant as Specified in Its Charter)

N.A.

(Translation of Registrant’s name into English)

United Mexican States	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Pedregal 24, Floor 4

Colonia Molino del Rey, Alcaldía Miguel Hidalgo

Mexico City, 11040

Mexico

(Address, including zip code, of Registrant’s principal executive offices)

Long Term Incentive Plan

(Full title of the Plan)

Donald J. Puglisi

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

United States of America

+1 (302) 738-6680

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Julia L. Petty

Manuel Silva

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

+1 (212) 225-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth Company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Pursuant to General Instruction E of Form S-8, Vista Energy, S.A.B. de C.V. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to register, in connection with the Company’s Long Term Incentive Plan (the “Plan”), an additional 4,000,000 shares of the same class as registered under the Company’s effective registration statement on Form S-8, File No. 333-269585, filed by the Company with the SEC on February 6, 2023 (the “Earlier Registration Statement”). The contents of the Earlier Registration Statement, where applicable, are hereby incorporated by reference, except that the provisions contained in Part II of such Earlier Registration Statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The rules of the Commission allow us to incorporate by reference information into this Registration Statement. The information incorporated by reference is considered to be a part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. This Registration Statement incorporates by reference the documents listed below. In addition, any Report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on April 23, 2024 (File No. 001-39000).

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since April 23, 2024.

(c)

The reports on Forms 6-K furnished to the Commission on August 6, 2024 (filed at 2:57 PM Eastern time), October  23, 2024 (filed at 4:06 PM Eastern time), December  4, 2024 (filed at 9:38 PM Eastern time), December  16, 2024 (filed at 8:40 AM Eastern time), January  14, 2025 (filed at 4:05 PM Eastern time), and January 21, 2025 (filed at 9:07 A.M. Eastern time).

(d)

The description of the Registrant’s Series A shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39000) filed with the Commission on July 23, 2019, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(e)

The description of the Registrant’s ADSs evidenced by ADRs, each representing one Series A share, contained in Exhibits 2.1 and 2.2 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023, including any amendment thereto or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and other documents. Except as provided in the last sentence of the first paragraph of the section of this Registration Statement entitled “Item 3. Incorporation of Documents by Reference”, nothing in this Registration Statement shall be deemed to incorporate any information provided in documents that is furnished (rather than filed) or is otherwise not deemed to be filed under applicable Commission rules.

Item 8. Exhibits.

Exhibit Number	Description of Document

4.1‡	English language translation of bylaws (as amended) of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (File No. 001-39000) and incorporated herein by reference)

4.2‡	Amended and Restated Long Term Incentive Plan as approved by the Compensation Committee of the Board of Vista on February 22, 2023 (filed as Exhibit 4.4 to the Registrant’s Form 20-F filed with the SEC on April 24, 2023 (File No. 001-39000) and incorporated herein by reference)

4.3‡	English language translation of the Irrevocable Trust Agreement of Administration entered into by and between Vista Energy, S.A.B. de C.V. (formerly known as Vista Oil & Gas, S.A.B. de C.V.) and Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero dated as of March 26, 2019, as amended on December 2, 2022 (filed as Exhibit 4.3 to the Registrant’s registration statement on Form S-8 filed with the SEC on February 6, 2023 (File No. 333-269585) and incorporated herein by reference)

4.4‡	Form of Deposit Agreement among Vista Energy, S.A.B. de C.V. (formerly known as Vista Oil & Gas, S.A.B. de C.V.), The Bank of New York Mellon, as depositary, and the owners and holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the Registrant’s registration statement on Form F-1 filed with the SEC on July 2, 2019)

5.1*	Opinion of Creel, García-Cuéllar, Aiza y Enríquez, S.C., counsel to the Registrant, as to the legality of the securities being registered

23.1*	Consent of Creel, García-Cuéllar, Aiza y Enríquez, S.C., counsel to the Registrant (included in Exhibit 5.1)

23.2*	Consent of Pistrelli, Henry Martin y Asociados S.A. (successor of Pistrelli, Henry Martin y Asociados S.R.L.), member of Ernst & Young Global Limited

23.3*	Consent of Mancera, S.C., member of Ernst & Young Global Limited

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

107*	Filing Fee Tables for Form S-8

*	Filed herewith

‡	Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of January 24, 2025.

Vista Energy, S.A.B. de C.V.

By:	/s/ Miguel Galuccio
Name: Miguel Galuccio
Title: Chief Executive Officer

By:	/s/ Pablo Vera Pinto
Name: Pablo Vera Pinto
Title: Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Vista Energy, S.A.B. de C.V. (the “Company”), do hereby severally constitute and appoint Miguel Galuccio and Pablo Vera Pinto, each our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement of the Company on Form S-8 including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities as of January 24, 2025.

Name	Title

/s/ Miguel Galuccio Miguel Galuccio	Chairman and Chief Executive Officer (principal executive officer)

/s/ Pablo Vera Pinto Pablo Vera Pinto	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Susan L. Segal Susan L. Segal	Director

/s/ Mauricio Doehner Cobian Mauricio Doehner Cobian	Director

/s/ Pierre-Jean Sivignon Pierre-Jean Sivignon	Director

/s/ Gerard Martellozo Gerard Martellozo	Director

/s/ Germán Losada Germán Losada	Director

/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States